Exhibit 99.1

PRESS RELEASE

BabyUniverse Reports Third Quarter Financial Results

Company also Discusses Integration and Operating Milestones

Denver, CO, December 18, 2007 /PRNewswire- FirstCall/ — BabyUniverse, Inc. (NASDAQ: KIDS), a leading commerce, content and new media company for growing families, announced today its financial results for the third quarter ended November 3, 2007.

BabyUniverse announced the following:

•	Net sales during the third quarter of fiscal 2007 totaled $16.2 million, compared to net sales of $16.5 million for the third quarter of fiscal 2006.

•	Net loss for the third quarter of fiscal 2007 was $5.6 million, or $0.31 per diluted share, compared to a net loss of $6.0 million, or $0.40 per diluted share, for the third quarter of fiscal 2006.

•	Net sales for the nine months ended November 3, 2007 totaled $30.5 million, compared to net sales of $30.9 million for the nine months ended October 28, 2006.

•

Net loss for the nine months ended November 3, 2007 was $19.4 million, or $1.20 per diluted share, compared to a net loss of $19.2 million, or $1.38 per diluted share, for the nine months ended October 28, 2006.

•	Total debt at November 3, 2007 was $21.2 million compared to $53.0 million at October 28, 2006.

Commenting on the third quarter of 2007, Michael Wagner, President and CEO, said “We are extremely pleased with our level of accomplishment during the third quarter. We completed a transformative merger of BabyUniverse into eToys Direct and efficiently executed a comprehensive integration of operations well in advance of our peak holiday season. Having faced the typical challenges associated with combinations of this nature, I am pleased to report that our merger integration activities were completed to our expectations with virtually no adverse impacts on our overall business operations.”

BabyUniverse announces significant third quarter accomplishments:

•	Completed the merger of eToys Direct, Inc. and BabyUniverse on October 12, 2007;

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Launched BabyUniverse.com and Dreamtimebaby.com web sites on the eToys technology platform, which included website migration, data and system integration, inventory transfer, vendor relations, facilities utilization and employee retention;

•	Closed three BabyUniverse facilities, including the Jupiter, Florida corporate office, the Las Vegas, Nevada fulfillment center and the St. Louis, Missouri third party fulfillment center;

•	Reduced headcount associated with BabyUniverse by approximately 60%, resulting in $2.3 million in payroll expense savings;

•	Hosted its second live internet television broadcast via BabyTV.com in connection with the ABC Juvenile Products trade show.

Regarding the business opportunity of the newly combined company, Mr. Wagner continued, “Through our recently completed merger, we are well positioned to leverage a large combined parent audience through a balanced model of commerce, content and new media. We now have the opportunity to establish a relationship with a family during the earliest stages of pregnancy and maintain that relationship as their children move into their teenage years. We believe this strategy provides us with multiple opportunities to build meaningful and sustainable value for our shareholders.”

Chief Executive Officer, Mike Wagner, Chief Financial Officer, Barry Hollingsworth, and Chairman, John Textor, will discuss the Company’s earnings, operations and the Company’s recently completed merger and associated business plans, on December 18 at 10 AM Eastern Time.

About BabyUniverse, Inc.

BabyUniverse, Inc. (KIDS) is a leading commerce, content and new media company for growing families. BabyUniverse provides comprehensive eCommerce and eContent resources to help families plan, play and grow. The company’s toy business offers thousands of toys and children’s products through its eToys.com web site, catalogs and strategic retail partnerships; and personalized dolls and accessories through its My Twinn.com brand. Through its baby business, the company is a leading online retailer of brand-name baby, toddler and maternity products sold through the BabyUniverse.com and DreamtimeBaby.com web sites. The company’s luxury brands, PoshTots.com and PoshLiving.com, reach the country’s most affluent consumers with luxury baby apparel and furnishings. With its content sites, BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is a market-leading digital content and eCommerce company focused on parents.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

BabyUniverse, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2007	October 28, 2006	November 3, 2007	October 28, 2006
Net sales	$16,196,508	$16,484,692	$30,464,541	$30,894,834
Cost of sales	10,581,461	10,880,078	21,011,472	21,236,703

Gross profit	5,615,047	5,604,614	9,453,069	9,658,131
Operating expenses:
Fulfillment	3,012,646	2,313,311	6,878,625	5,279,234
Selling and marketing	3,070,825	3,662,827	5,838,697	6,470,971
General and administrative	3,231,240	2,805,170	8,812,575	8,110,967

Total operating expenses	9,314,711	8,781,308	21,529,897	19,861,172
Operating loss	(3,699,664)	(3,176,694)	(12,076,828)	(10,203,041)
Other expense, net	(8,412)	(167)	(21,829)	(15,132)
Interest expense, net	(1,919,596)	(1,873,251)	(5,655,481)	(4,448,922)

Loss from continuing operations before income taxes	(5,627,672)	(5,050,112)	(17,754,138)	(14,667,095)

Income tax benefit	—	—	—	—
Loss from discontinued operations, net of tax	—	(914,420)	(1,646,653)	(4,563,160)
Net loss attributable to common shareholders	$(5,627,672)	$(5,964,532)	$(19,400,791)	$(19,230,255)

Loss per common share from continuing operations, basic and diluted	($0.31)	($0.34)	($1.10)	($1.05)
Loss per common share attributable to common stockholders, basic and diluted	($0.31)	($0.40)	($1.20)	($1.38)
Weighted average number of shares:
Basic and diluted	17,966,523	15,017,370	16,177,903	13,971,324

BabyUniverse, Inc. and Subsidiaries

Consolidated Balance Sheets

	November 3, 2007 (Unaudited)	February 3, 2007
Assets
Cash and cash equivalents	610,896	1,773,836
Accounts receivable, net	3,060,746	1,611,055
Inventory, net	34,806,715	14,830,007
Prepaid expenses and other current assets	7,495,790	1,690,618
Assets related to discontinued operations	—	2,104,588

Total Current Assets	45,974,148	22,010,104
Fixed assets, net	5,248,310	3,874,502
Goodwill and intangible assets	70,327,490	—
Other assets, net	455,113	299,984

Total assets	122,005,061	26,184,590

Liabilities and Stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$19,259,290	$9,022,324
Accrued expenses and other current liabilities	4,070,229	1,861,696
Note payable-related party	—	53,000,000
Interest payable-related party	—	570,295
Note payable	21,217,776	—
Capital leases, current	472,279	504,272
Deferred rent	78,217	—
Deferred revenue	522,453	—
Liabilities associated with assets related to discontinued operations	—	152,181

Total Current Liabilities	45,620,245	65,110,769
Non-Current liabilities:
Capital lease- long-term	—	341,465
Lease Payable- long-term	16,010	—
Deferred Rent	—	71,708

Total Liabilities	45,636,255	65,523,942

Stockholders’ (deficit) equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 24,144,805 and 14,191,794 shares issued and outstanding as of October 31, 2007 and January 31, 2007, respectively	24,145	14,192
Additional paid-in capital	144,910,168	9,811,172
Accumulated deficit	(68,565,507)	(49,164,716)

Total stockholders’ (deficit) equity	76,368,806	(39,339,352)

Total liabilities and stockholders’ (deficit) equity	$122,005,061	$26,184,590